TRANS-LUX CORPORATION & SUBSIDIARIES        EXHIBIT 11
                   COMPUTATION OF EARNINGS PER SHARE


                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31
                                                             --------------
                                                                  1994
                                                                  ----
          Primary:
          --------
          Net income                                            $554,000
                                                               =========

          Average common shares outstanding                    1,247,549
                                                               =========

          Primary earnings per share                               $0.44
                                                               =========

          Fully diluted:
          --------------
          Net income                                            $554,000

          Add after tax interest expense applicable to 9%
            convertible subordinated debentures                  115,000
                                                               ---------
          Adjusted net income                                   $669,000
                                                               =========

          Average common shares outstanding                    1,247,549

          Assumes conversion of 9% convertible subordinated
            debentures                                           709,921
                                                               ---------
          Average common and common equivalent
            shares outstanding                                 1,957,470
                                                               =========

          Fully diluted earnings per share                         $0.34
                                                               =========


          Fully diluted earnings per share are not presented for 1995 as the effect is not dilutive